EXHIBIT 21



                                  SUBSIDIARIES

                                                        STATE OR OTHER           PERCENTAGE
PARENT                                        JURISDICTION OF INCORPORATION      OWNERSHIP
------                                        -----------------------------      ----------
HCB Bancshares, Inc.                                      Oklahoma


Subsidiaries (1)
----------------

HEARTLAND Community Bank                                 United States               100%

Subsidiary of HEARTLAND Community Bank
--------------------------------------

HCB Properties, Inc.                                       Arkansas                  100%

---------
(1) The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.